Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-169015 and 333-266556) on Form S-8 of Graham Corporation of our report dated June  , 2025, relating to our audit of the financial statements of Graham Corporation Employee Stock Purchase Plan, which appears in this Annual Report on Form 11-K of Graham Corporation Employee Stock Purchase Plan for the year ended March 31, 2025.

/s/ Freed Maxick CPAs, P.C.

Freed Maxick CPAs, P.C.

Buffalo, New York

June 18, 2025

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